EXHIBIT 10.28
FIRST AMENDMENT TO THE
COMPASS MINERALS INTERNATIONAL, INC.
DIRECTORS’ DEFERRED COMPENSATION PLAN
     This Amendment is adopted by Compass Minerals International, Inc., a corporation organized under the laws of the state of Delaware (the “Company”).
     WHEREAS, the Company established the Compass Minerals International, Inc. Directors’ Deferred Compensation Plan (the “Plan”) effective as of the October 1, 2004, for the purpose of providing eligible non-employee directors an opportunity to defer all or a portion of their fees; and
     WHEREAS, the original Plan was amended and restated in its entirety effective as of January 1, 2005 (the “2005 Restatement”) to comply with Section 409A of the Internal Revenue Code of 1986, as amended; and
     WHEREAS, the Company now desires to amend the 2005 Restatement in connection with new minimum shareholder ownership requirements applicable to non-employee directors for years beginning on and after January 1, 2007;
     NOW, THEREFORE, the second full paragraph of Section 2.1 is amended to read in its entirety as follows:
     Notwithstanding the foregoing or any other provision in this Plan to the contrary, effective for Years commencing on or after January 1, 2006, a Director’s election to defer his Fees shall be limited to the cash retainer portion of such Fees, and the stock retainer portion of such Fees payable in Common Stock of the Company shall be automatically deferred under the Plan. Effective for Years commencing on or after January 1, 2007, the automatic deferral of a Director’s stock retainer described in the preceding sentence shall cease to apply once a Director’s share ownership (or its equivalent) equals or exceeds five times his annual cash retainer and the Director shall be allowed make a deferral election under this Plan with respect to all of his Fees, beginning with the Year immediately following the Year in which the minimum share ownership requirement is achieved.
     IN WITNESS WHEREOF, this Amendment was approved by the Board of Directors of the Company on August 3, 2006, but effective as of January 1, 2007.

By:	/s/ Victoria Heider

Title:	Vice President, Human Resources